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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Standard Commercial Corporation on Form S-8 of our reports dated June 8, 2001, appearing in the Annual Report on Form 10-K of Standard Commercial Corporation for the year ended March 31, 2001.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
August 14, 2001